UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced on April 16, 2014, Sealed Air Corporation, (the “Company,” “we,” “us,” or “our”) changed its segment reporting structure, effective as of January 1, 2014, in order to reflect the way management now makes operating decisions and manages the growth and profitability of the business. This change corresponds with management’s current approach of allocating costs and resources and assessing the performance of our segments. We report our segment information in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 280, “Segment Reporting,” (“FASB ASC Topic 280”). There has been no change in our total consolidated financial condition or results of operations previously reported as a result of the change in our segment structure. There were no changes to the reportable segment assets as a result of the change in segment reporting.

The Company’s new segment reporting structure, which consists of three reportable segments and an “Other” category, is as follows:

•	Food Care;

•	Diversey Care;

•	Product Care; and

•	Other (includes Corporate, Medical Applications and New Ventures businesses)

The Company’s Food Care, Diversey Care and Product Care segments are considered reportable segments under FASB ASC Topic 280. Our reportable segments are aligned with similar groups of products. Other, which is not a reportable segment under FASB ASC Topic 280, includes Corporate and the Medical Applications and New Ventures businesses. The Medical Applications and New Ventures businesses were previously included in the Company’s former “Other Category.” Other also includes certain costs that are not allocated to the reportable segments, primarily consisting of unallocated corporate overhead costs, including executive and administrative, finance functions and cost recovery variances not otherwise allocated to the reportable segments from global function expenses.

Other also includes all items the Company categorizes as special or unusual items that are reported on the consolidated statements of operations. These special items primarily consist of restructuring and other associated costs, expenses related to stock appreciation rights (“SARs”), which were issued in connection with the acquisition of Diversey in 2011, loss on debt redemptions and foreign currency exchange gains/losses related to Venezuelan subsidiaries. Other also includes all interest income and expense and all foreign currency exchange gains or losses.

As of January 1, 2014, the Company also changed the segment performance measure in which the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, assesses segment performance and makes allocation decisions by segment from operating profit (a U.S. GAAP financial measure) to Adjusted EBITDA (a non-U.S. GAAP financial measure). Adjusted EBITDA is defined as Earnings before Interest Expense, Taxes, Depreciation and Amortization, adjusted for special items. See “Use of Non-U.S. GAAP Financial Information” below for further information of our use of non-U.S. GAAP measures.

We allocate depreciation and amortization expense to our segments, although property and equipment, net is not allocated to the segment assets. We also allocate restructuring and other charges to our segments, although it is not included in the segment performance metric Adjusted EBITDA since restructuring and other charges is categorized as a special item as discussed above. The accounting policies of the reportable segments and Other are the same as those applied to the consolidated financial statements.

The changes in the Company’s segment structure and segment performance measure better provides the CODM with information to assess segment performance and to make resource and allocation decisions, as the new segment structure and performance measure reflect the current management of our businesses. Accordingly, the new measure will also assist our investors by providing them with a better understanding of the segment so that the user can make a more informed decision about the Company, which is consistent with FASB ASC Topic 280.

Exhibit 99.1 to this Current Report on Form 8-K contains the following items from our Annual Report on Form 10-K for the year ended December 31, 2013 that have been recast for the change in segment structure described above:

•	Part I, Item 1. Business;

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Part II, Item 8. Financial Statements and Supplementary Data.

There has been no change to our previously reported Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Stockholders’ Equity or Consolidated Statements of Cash Flows for the periods reported herein.

The information presented in this Current Report on Form 8-K has been updated for the change in segment structure and does not reflect events occurring after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. This Current Report on Form 8-K should be read in conjunction with the Company’s previously filed reports and filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of KPMG LLP.

99.1	Updates to Annual Report on Form 10-K for the year ended December 31, 2013.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Carol P. Lowe
	Name:	Carol P. Lowe
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP.

99.1	Updates to Annual Report on Form 10-K for the year ended December 31, 2013.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase